EXHIBIT 10(p)


                     EMPLOYMENT AND NON-COMPETE AGREEMENT

     Agreement made as of November 1, 1996,  between Hanger  Orthopedic Group,
Inc.,  a  Delaware   corporation   (the   "Company"),   and  H.E.   Thranhardt
("Executive").

                                  WITNESSETH:

     WHEREAS,   Executive  has  great  expertise  in  the  Company's  and  its
Subsidiaries' businesses;

     WHEREAS, Executive's use of such expertise in competition with the Company and its Subsidiaries would have an extremely detrimental effect on the Company and its Subsidiaries; and

     WHEREAS, the Company desires to retain the services of Executive and to assure itself that Executive does not engage in competition with the Company and its Subsidiaries.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. EMPLOYMENT. The Company agrees to employ Executive and Executive accepts such employment by the Company upon the terms and conditions set forth in this Agreement, for the period beginning on the date of this Agreement, and ending upon termination pursuant to paragraph 4 hereof (the "Employment Period").

     2. COMPENSATION. During the Employment Period, the Company will pay Executive a base salary at the rate of $250,000 per annum in consideration for the services to be rendered to the Company by Executive (the "Base Salary"). Executive's Base Salary may be increased from time to time as determined by the Board of Directors of the Company (the "Board"). In addition to the Base Salary, Executive also will be entitled to reimbursement for preapproved travel expenses during the Employment Period.

     3. SERVICES. During the Employment Period, Executive shall devote his best efforts and a sufficient amount of his business time and attention to the affairs of the Company or its Subsidiaries as may be necessary to perform his duties hereunder. During the Employment Period, Executive agrees to render such services of an executive and administrative character to the Company and its Subsidiaries as the Board may from time to time direct.

     4. TERMINATION. The Employment Period will be for a period of three (3) years, unless terminated earlier by (a) Executive's death or permanent disability (as determined by the Board in its good faith judgment), (b) by Executive's resignation upon prior written notice to the Company of not less than three (3) months, (c) the Board for Cause, or (d) the Board without Cause. For purpose of this paragraph 4, "Cause" shall mean (i) the failure or refusal of Executive to follow the lawful directives of the Board (except due


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to sickness,  injury or  disabilities),  (ii) inattention to duty or any other willful, reckless or negligent act (or omission to act) by Executive, which, in the good faith judgment of the Board, materially injures the Company or one of its Subsidiaries, including the repeated failure to follow the policies and procedures of the Company or one of its Subsidiaries, (iii) a material breach of this Agreement by Executive, (iv) the commission by Executive of a felony or other crime involving moral turpitude or the commission by Executive of an act of financial dishonesty against the Company or one of its Subsidiaries or
(v) a proper business purpose of the Company, including but not limited to a decrease in the staffing of the office in which Executive is working or the elimination of the position filled by Executive.

     If Executive's employment is terminated by the Executive in any manner other than clauses (a) or (b) above, the Company will have the remedies enumerated in paragraph 16.

     If Executive's employment is terminated for any reason prior to end of three (3) years from the date of this Agreement, then Executive shall be entitled to receive the remainder of his Base Salary over the remainder of such 3-year period at such times as the regular payments (monthly or bi-monthly) of his Base Salary would have been paid to him in the event his employment with the Company had not been terminated prior to the end of such 3-year period.

     5. NON-COMPETE.

     (a) Executive agrees that during the Employment Period and for a period of thirty-six (36) months thereafter (the "Non-Compete Period"), Executive will not directly or indirectly (whether as employee, director, owner, stockholder, consultant, partner (limited or general) or otherwise) own, manage, control, participate in, consult with, render services for or in any manner engage in any Competitive Business or solicit any other Person to engage in any of the foregoing activities or knowingly request, induce or attempt to influence any then existing customer of the Company or its Subsidiaries to curtail or cause any business they are currently, or in the last 36 months have been, transacting with the Company and its Subsidiaries
(the "Non-Compete"). Nothing herein will prevent Executive from being a passive owner of not more than 1% of the outstanding stock of any class of a corporation which is a competitor of the Company or its Subsidiaries and which is publicly traded, so long as Executive has no participation in the business of such corporation. During the Non-Compete Period, Executive shall not, without the Company's prior written consent, directly or indirectly, knowingly solicit or encourage or attempt to influence any employee to leave the employment of the Company or any of its Subsidiaries.


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     "Competitive  Business"  shall mean  engaging  in  "Business"  within the
"Restricted Territory." "Business" shall mean manufacturing, distributing, wholesaling or retailing of orthotics or prosthetics, or the operation of clinics to fit patients for orthotics or prosthetics, or any other related businesses which the Company and its Subsidiaries are engaged in during and at the expiration of the Employment Period. "Restricted Territory" shall mean the United States of America, the District of Columbia and any U.S. territory in which the Company or any one or more of its Subsidiaries conducts Business during and at the expiration of the Employment Period.

     (b) If, at the time of enforcement of any provision of paragraph 5(a) above, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, and geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

     (c) The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this paragraph 5; therefore, in the event of a breach by Executive of any of the provisions of this paragraph 5, the Company or its successors or assigns may, in addition to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

     6. CONFIDENTIAL INFORMATION. Executive acknowledges that the information, observations, data and trade secrets (collectively, "Confidential Information") obtained by him during the course of his performance under this Agreement, and previously as an employee of the Company and/or its Subsidiaries, concerning the business or affairs of the Company or any of its Subsidiaries are the property of the Company and its Subsidiaries. For purposes of this Agreement, "trade secret" means any method, program or compilation of information which is used in the Company's or any Subsidiary's business, including but not limited to: (a) techniques, plans and materials used by the Company and its Subsidiaries, (b) marketing methods and strategies employed by the Company and its Subsidiaries, and (c) all lists of past, present or prospective customers, suppliers, referring physicians and all other referral sources of the Company and its Subsidiaries. Executive agrees that he will not disclose to any unauthorized Person or use for his own account any of such Confidential Information without the Board's written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive's acts or omissions to act or become known to the Executive


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lawfully outside the scope of his employment  under this Agreement.  Executive agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents and its Subsidiaries which he may then possess or have under his control.

     7. INVENTIONS AND PATENTS. Executive agrees that all Confidential Information and all inventions, innovations or improvements in the Company's and its Subsidiaries' method of conducting their respective businesses, or any reasonable development or extension of such businesses (including new contributions, improvements, ideas and discoveries, whether patentable or not), conceived or made by him (whether individually or in conjunction with other Persons) during the Employment Period belong to the Company and its Subsidiaries. Executive will promptly disclose such inventions, innovations or improvements to the Board and perform all actions reasonably requested by the Board to establish and confirm such ownership.

     8. OTHER BUSINESSES. During the Employment Period, Executive agrees that he will not, except with the express written consent of the Board, become engaged in, render services for, or permit his name to be used in connection with, any Competitive Business other than the business of the Company and its Subsidiaries. Notwithstanding anything else contained herein to the contrary, the Company agrees that Executive may continue to serve on the board of directors of CRP Springlite.

     9. NO INCONSISTENT AGREEMENTS. Any and all employment, consulting or other similar agreements heretofore executed between the Company and/or its Subsidiaries on the one hand and Executive on the other are hereby terminated.

     10. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent by overnight courier (E.G., Federal Express) or mailed by first class mail, to the recipient at the address below indicated:

                  To the Company:
                           Hanger Orthopedic Group, Inc.
                           7700 Old Georgetown Road (Second Floor)
                           Bethesda, Maryland  20814
                           Attention:  Chief Executive Officer

                  To Executive:
                           H.E. Thranhardt
                           J.E. Hanger, Inc. of Georgia
                           5010 McGinnis Ferry Road
                           Alpharetta, Georgia  30202


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                  With a copy of any of the foregoing notices to:

                           Freedman, Levy, Kroll & Simonds
                           1050 Connecticut Avenue, N.W. (Suite 825)
                           Washington, D.C.  20036
                           Attention:  Jay W. Freedman, Esq.

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or mailed.

     11. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are for any reason whatsoever invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and
(iii) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

     12.  COMPLETE  AGREEMENT.  This  Agreement,   those  documents  expressly
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     13.   COUNTERPARTS.   This   Agreement   may  be   executed  on  separate
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     14. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors and assigns. Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company. The Company may assign its rights and delegate its duties hereunder without the consent of the Executive to Permitted Transferees.

     15. GOVERNING LAW. All questions concerning the construction, validity and interpretation of the Agreement will be governed by the internal law, and not the law of conflicts of the State of Maryland.


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     16.  REMEDIES.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Executive acknowledges that in his past, present and future capacity as an executive officer of the Company and/or its Subsidiaries, he was, is and will be critical to the success of the Company and its Subsidiaries and that the Company would not have consummated the Purchase unless Executive entered into this Agreement. Executive further acknowledges that his material breach of this Agreement would cause the Company and its Subsidiaries material adverse harm, including lost sales, profits and growth potential. Executive believes it would be just and equitable for a court to consider the foregoing factors when accessing damages against Executive for his material breach of this Agreement.

     17. AMENDMENTS AND WAIVERS; THIRD PARTY BENEFICIARIES. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Executive. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. Each direct and indirect Subsidiary of the Company shall be a third party beneficiary of the Executive's obligations under this Agreement, provided that this Agreement may be amended in any manner without the consent of such third party beneficiaries.

     18. DEFINITIONS. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or any department or agency thereof. "Permitted Transferee" shall mean (a) any successor by merger or consolidation to the Company or any Permitted Transferee; (b) any purchaser of all or substantially all of the Company's or any Permitted Transferee's assets; and
(c) any lender to (i) the Company, (ii) any Permitted Transferee and/or (iii) any affiliate of the Company or of any Permitted Transferee. "Subsidiary" shall mean any Person which the Company has the direct or indirect right to control, direct or cause direction of management and policies of, whether through the ownership of voting securities, by contract or otherwise, including but not limited to J.E. Hanger, Inc. of Georgia.


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     IN WITNESS  WHEREOF,  the parties have executed this Agreement on the day and year first above written.

HANGER ORTHOPEDIC GROUP, INC.


HANGER ORTHOPEDIC GROUP, INC.

By:__________________________                 __________________________
   Ivan R. Sabel                              H.E. Thranhardt
   President and Chief Executive
     Officer


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            AMENDMENT NO. 1 TO EMPLOYMENT AND NON-COMPETE AGREEMENT

     Amendment No. 1, dated as of January 1, 1997 (the "Amendment"), to the Employment and Non-Compete Agreement, dated as of November 1, 1996 (the "Agreement"), between Hanger Orthopedic Group, Inc., a Delaware corporation (the "Company"), and H.E. Thranhardt ("Executive").

     WHEREAS, Executive and the Company wish to reflect the cessation of executive management services by Executive to the Company, although Executive will continue to be employed by and provide non-management services to the Company through Southern Prosthetic Supply, Inc., a wholly-owned subsidiary of the Company.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. AMENDMENT OF AGREEMENT. The Agreement is amended only as hereinafter provided. All terms of the Agreement which are not herein amended shall remain in full force and effect. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise provided herein.

     2. COMPENSATION. During the remaining thirty-four (34) months of the Employment Period from and after the date of this Amendment, unless earlier terminated in accordance with the terms of the Agreement, the Company will pay Executive a base salary at the gross, pre-tax rate of $25,000 per annum in consideration for the services to be rendered to the Company by Executive (the "Base Salary"). In addition to the Base Salary, Executive also will be entitled to benefits as provided by the Company. During the Employment Period, the Company will also pay Executive a termination fee (the "Termination Fee") in the gross, pre-tax amount of $19,166.67 per month in consideration for the termination of the executive management services of Executive as a result of the acquisition by merger of Southern Prosthetic Supply, Inc. (formerly known as J.E. Hanger, Inc. of Georgia) by the Company. If Executive's employment is terminated for any reason prior to end of the remaining 34 months of the Employment Period, then Executive shall be entitled to receive the remainder of his Base Salary and Termination Fee over the remainder of such 34-month period at such times as the regular payments of his Base Salary and Termination Fee would have been paid to him in the event his employment with the Company had not been terminated prior to the end of such 34-month period.

     3. COUNTERPARTS. This Amendment may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

HANGER ORTHOPEDIC GROUP, INC.

By:__________________________                 __________________________
   Ivan R. Sabel                              H.E. Thranhardt
   President and Chief Executive
     Officer